Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in the capacities set forth below. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counter-parts and all of such counterparts taken together shall constitute one and the same instrument.

Dated as of November 24, 2021

TRT Holdings, Inc.

By:	/s/ T. Blake Rowling
	Name:	T. Blake Rowling
	Title:	President

Cresta Investments, LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Secretary

Cresta Greenwood, LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Secretary

TTBR Investments LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Vice President

TRBRJR Investments LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Vice President

The Rowling Foundation

By:	/s/ Robert B. Rowling
	Name:	Robert B. Rowling
	Title:	Trustee

Rowling Family 2012 Long Term Trust

By:	/s/ Robert B. Rowling
	Name:	Robert B. Rowling
	Title:	Trustee

/s/ Robert B. Rowling
Robert B. Rowling